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                                                                EXHIBIT 10(J)(6)

LOAN NO. C-332344                   Documentary stamp tax has been Texas,
                                    Florida, South Carolina and Tennessee paid and proper stamps affixed to the Master Lien
                                    Instrument recorded in Duval County, Florida


TRANCHE C PROMISSORY NOTE

$14,700,000.00                                     Dated as of September 2, 1999

         For value received, the undersigned, herein called "Borrower," promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note, is hereinafter referred to as "Lender", at 720 E. Wisconsin Avenue, Milwaukee, WI 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of FOURTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

                  Interest shall accrue from the date of advance until maturity at the rate of seven and ten hundredths percent (7.10%) per annum (the "Interest Rate").

                  Accrued interest only on the amount advanced shall be paid on the first day of the month following the date on which the initial advance is made. On the first day of the following month (the "Initial Amortization Date") and on the first day of each and every month thereafter, installments of principal and interest shall be paid in the amount of $104,837.00.

                  All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on January 1, 2007 (the "Maturity Date").

         Borrower shall have the right, upon thirty (30) days advance written notice, beginning January 1, 2000 of paying this note in full with a prepayment fee (the "Prepayment Fee"), provided, however, such prepayment may only be made if Borrower concurrently prepays the Tranche A Promissory Note dated December 16, 1996 (the "Note A") in full. Upon payment in full of this note, all of the Pool C Parks (as defined in the Master Lien Instrument) shall be released from the lien of the Master Lien Instrument (as hereinafter defined). This fee represents consideration to Lender for loss of yield and reinvestment costs. Except as otherwise provided herein, the Prepayment Fee shall be the greater of Yield Maintenance (as hereinafter defined) or 1% of the outstanding principal balance of this note.

As is used herein, "Yield Maintenance" means the amount, if any, by which




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         (i)      the present value of the Then Remaining Payments (as
                  hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under this note) which, when compounded for such number of payment periods in a year, equals the sum of five-tenths of one percent (.5%) and the per annum effective yield of the Most Recently Auctioned United States Treasury Obligations (as hereinafter defined) having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by The Wall Street Journal five business days prior to the date of prepayment; exceeds

         (ii) the outstanding principal balance of this note (exclusive of all accrued interest).

If such United States Treasury obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of five-tenths of one percent (.5%) and the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five business days preceding the prepayment date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of this note.

As used herein, "Most Recently Auctioned United States Treasury Obligations" means the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years or 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury.

Upon the occurrence of an Event of Default (as defined in the Master Lien Instrument defined below) followed by the acceleration of the whole indebtedness evidenced by this note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the prepayment fee required under the prepayment in full privilege recited above or, if such prepayment occurs prior to January 1, 2000 and results from an Event of Default followed by an acceleration of the whole indebtedness, then such payment will, to the extent not prohibited by law, include a prepayment fee equal to the greater of (a) Yield Maintenance or (b) 6% of the outstanding principal balance of this note.

Notwithstanding the above, in the event the outstanding principal balance is reduced or paid in full with insurance loss proceeds as described in the "INSURANCE" covenant of the Master Lien Instrument or condemnation award proceeds as described in the "Condemnation" covenant of the Master Lien Instrument, no Prepayment Fee shall be due on the amount of such proceeds applied.

Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents (as defined in the Master Lien Instrument), up to twenty-five





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percent (25%) of the outstanding principal balance of this note (the "First
Partial Note C Prepayment") may be prepaid beginning twenty-four (24) months, but no later than twelve (12) months prior to the Maturity Date, with a Prepayment Fee of Modified Yield Maintenance (as hereinafter defined), provided, however, such prepayment may only be made if Borrower concurrently makes the First Partial Prepayment (as defined in Note A).

As used herein, "Modified Yield Maintenance" will be computed the same as Yield Maintenance above, except that the Maturity Date used in the calculation will be adjusted to one year prior to the actual Maturity Date.

Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents, up to fifty percent (50%) of the outstanding principal balance of this note (or, if a First Partial Note C Prepayment was made on this note, the outstanding principal balance of this note immediately preceding such First Partial Note C Prepayment less an amount equal to the principal amortization of this note since but not including the First Partial Note C Prepayment) less any amount prepaid in a First Partial Note C Prepayment with respect to this note, may be repaid without a Prepayment Fee (the "Second Partial Note C Prepayment"), during the last twelve (12) months of the term of this note, provided, however, such prepayment may only be made if Borrower concurrently makes the Second Partial Prepayment (as defined in Note
A).

Borrower shall be permitted one First Partial Note C Prepayment and one Second Partial Note C Prepayment on this note. Following the Second Partial Note C Prepayment with respect to this note, Lender will release a portion of the security as described in the "RELEASE OF SECURITY" provision of the Master Lien Instrument.

         Borrower acknowledges and agrees that the Interest Rate hereunder shall be modified if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Master Lien Instrument entitled "FINANCIAL STATEMENTS".

         This note is secured (i) by a lien instrument in multiple counterparts, each of even date herewith executed by KOGER EQUITY, INC., a Florida corporation to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY or to JOHN S. SHOAF, JR. or HENRY F. LANGE, as Trustee for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, (ii) by a lien instrument of even date herewith executed by THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY and KOGER EQUITY, INC. to JOHN S. SHOAF, JR. as Trustee for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, (iii) by a leasehold lien instrument of even date herewith executed by KOGER EQUITY, INC., a Florida corporation to JOHN S. SHOAF, JR. as Trustee for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and (iv) by a lien instrument in multiple counterparts, dated as of December 16, 1996 executed by KOGER EQUITY, INC., a Florida corporation to THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY or to JOHN S. SHOAF, JR. or MICHAEL P. CUSICK, as Trustee for the benefit of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (collectively, the "Master Lien Instrument"), encumbering certain properties situated in the following locations as more particularly described in the Master Lien Instrument:

         (i)      Memphis, Shelby County, Tennessee;
         (ii)     San Antonio, Bexar County, Texas;
         (iii)    Austin, Travis County, Texas;




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         (iv)     El Paso, El Paso County, Texas;
         (v)      St. Petersburg, Pinellas County, Florida;
         (vi)     Tallahassee, Leon County, Florida;
         (vii)    Greenville, Greenville County, South Carolina;
         (viii)   Jacksonville, Duval County, Florida;
         (ix)     Orlando, Orange County, Florida.

The Master Lien Instrument encumbers the Properties set forth in (i) through
(iv), above as a Deed of Trust and Security Agreement; and the Properties set forth in (v) through (ix), above as a Mortgage and Security Agreement. "Property" and "Properties" as used herein shall have the meaning ascribed to them in the Master Lien Instrument.

         Upon the occurrence of an Event of Default (as defined in the Master Lien Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

         All parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without, except for such release, in any way modifying, altering, releasing, affecting, or limiting their respective liability, or the lien of the Master Lien Instrument; and agree to pay reasonable attorneys' fees and expenses of collection in case this note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

         Any principal, interest or other amounts payable under any of the Loan Documents (as defined in the Master Lien Instrument), not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this note, shall bear interest from the due date thereof until paid at the Default Rate. As used herein, "Default Rate" means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

         No provision of this note shall require the payment or permit the collection of interest, including any fees paid which are construed under applicable law to be interest, in excess of the maximum permitted by law. If any such excess interest is collected or herein provided for, or shall be adjudicated to have been collected or be so provided for herein, the provisions of this paragraph shall govern, and Borrower shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. Any such excess collected shall, at the option of Lender, unless otherwise required by applicable law, be immediately refunded to Borrower or credited on the principal of this note immediately upon Lender's awareness of the collection of such excess.

         If the maturity of this note is accelerated for any reason before the due date stated, or in the event of voluntary or other prepayment by the Borrower, including any prepayments of interest or fees, or in any other event, earned interest may never include more than the maximum amount permitted by law, computed from the date of each disbursement until payment, and any



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unearned interest otherwise payable hereunder which is in excess of the maximum permitted by law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall at the option of Lender, unless otherwise required by applicable law, be either refunded to the Borrower or credited on the principal of this note provided that for purposes of computing interest under this note, all sum or sums paid or payable to Lender, in connection with the loan evidenced hereby, which constitute interest shall be taken into account by amortizing, prorating, allocating and spreading such sum or sums, in equal parts, throughout the period of the full stated term of the loan, to the extent permitted by law. Any interest computation under this note shall be at not more than the maximum legal rate, it being the intention of the parties hereto to conform strictly to all applicable laws of the State of Wisconsin and of the United States of America now or hereafter in force, and in the event it should be held that interest payable under this note is in excess of the maximum permitted by such laws, the interest chargeable hereunder shall be reduced to the maximum amount permitted by such laws.

         Notwithstanding any provision contained herein or in the Master Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Master Lien Instrument or under any of the other Loan Documents (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the Properties or the proceeds from the sale of the Properties and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Master Lien Instrument), (ii) under separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Master Lien Instrument) and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

         (i) shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Master Lien Instrument to the extent provided herein; and

         (ii) shall not prevent Lender from seeking and obtaining a judgment against Borrower for personal liability for the Recourse Obligations.

As used herein, the term "Recourse Obligations" means

         (a) rents received and other income accrued from the Properties from and after the date of any material default under the Loan Documents remaining uncured on the date of the foreclosure sale of any Property pursuant to the Master Lien Instrument or the conveyance of the Properties to Lender in lieu of foreclosure, which rents and other income have not been applied to the payment of principal and interest on this note or the Tranche D Promissory Note of even date herewith or to reasonable operating expenses of the Properties,

         (b) amounts necessary to repair any damage to the Properties caused by the gross negligence or willful misconduct of Borrower or its agents,

         (c) insurance loss and condemnation award proceeds released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application,



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         (d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required by Lender,

         (e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower,

         (f) amounts necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Properties either paid by Lender and not reimbursed prior to, or remaining due or delinquent on, either
         (i) the later of (A) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Master Lien Instrument or (B) the date on which Borrower's statutory right of redemption shall expire or be waived or (ii) the date of the conveyance of the Properties to Lender in lieu of foreclosure, and

         (g) all outstanding amounts due under the Indebtedness, including principal, interest and other charges if: (i) there is a violation of the provision of the Master Lien Instrument entitled "DUE ON SALE";
         (ii) Borrower shall file a voluntary petition for relief under the federal bankruptcy code; (iii) an involuntary petition in bankruptcy filed against Borrower shall remain undismissed for a period of sixty
         (60) days; or (iv) Borrower shall become the subject of any liquidation, receivership or other similar proceedings not dismissed within 60 days after filing.

                                        KOGER EQUITY, INC., a Florida
                                        corporation

                                        By: /s/ G. DANNY EDWARDS
                                            ----------------------------------
                                                 TREASURER

(corporate seal)                        Attest: /s/ W. LAWRENCE JENKINS
                                               -------------------------------
                                                CORPORATE SECRETARY
                                                 CORPORATE SECRETARY












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